Registration No. _________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       WEST PHARMACEUTICAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

  Pennsylvania                                         23-1210010
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
   of incorporation or organization)

  101 Gordon Drive
  Lionville, Pennsylvania                                            19341
  (Address of Principal Executive Offices)                         (Zip Code)

                        2003 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                           John R. Gailey III, Esquire
                  Vice President, General Counsel and Secretary
                       West Pharmaceutical Services, Inc.
                                101 Gordon Drive
                          Lionville, Pennsylvania 19341
                     (Name and address of agent for service)

                                 (610) 594-3319
          (Telephone number, including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE
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    ===================== ================= ======================== ========================== ===================

    Title of securities     Amount to be           Proposed                  Proposed               Amount of
      to be registered       Registered        maximum offering               maximum            registration fee
                                (1)           price per share (2)       aggregate offering
                                                                             price (2)
    --------------------- ----------------- ------------------------ -------------------------- -------------------
    Common Stock,
    Par value                1,500,000
    $.25 per share             Shares               $24.93                $37,395,000.00            $3,025.26
    ===================== ================= ======================== ========================== ===================
    (1)  This   Registration   Statement  also  registers  such  additional
         indeterminate  number of shares of Common Stock or other  securities as
         may  become  issuable  by  reason  of  the   anti-dilution   adjustment
         provisions of the 2003 Employee Stock Purchase Plan.

    (2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $24.93 per share, the average of the high and low prices of the registrant's common stock, par value $.25 per share (the "Common
         Stock") as reported in the consolidated reporting system of the New
         York Stock Exchange on July 7, 2003.

Item 3.  Incorporation of Documents by Reference.

The following documents or information are incorporated by reference in this registration statement:

(a) The registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (Commission File No. 1-8036).

(b) The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (Commission File No. 1-8036).

(c) The description of the Common Stock contained in the registrant's Registration Statement on Form 8-A filed on October 17, 1980 (Commission File No. 1-8036).

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 6.     Indemnification of Directors and Officers.

            The registrant maintains a policy of insurance under which the respective directors and officers (as defined therein) of the registrant are insured subject to specified exclusions and deductibles and retention and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the registrant by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or wrongfully attempted or alleged to have been done while acting in their respective capacities.

            Section 8 of Article II of the Bylaws of the registrant provides that a director shall not be personally liable for monetary damages for any action taken on or after January 27, 1987, or for failure to take any action on or after such date unless (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors Liability Act (Act 145 of 1986, P.L. 1458), relating to standard of care and justifiable reliance, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of Section 8 of Article II shall not apply to (i) any criminal statute, or (ii) the liability of a director for the payment of taxes due to local, state or federal law.

            Article IV of the Bylaws provides that the registrant shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the registrant or serving at the request of the registrant as a director, officer, employee or agent of another entity. Such indemnification shall be against all expenses, judgments, fines and amounts paid in settlement of such proceedings to the extent that such person has not otherwise been indemnified and the power to give such indemnification has been granted by statute. For this purpose, the Board has the power to buy and maintain insurance at the registrant's expense. Payment of expenses may be made to an indemnified person prior to the final disposition of an action.

            The Pennsylvania Directors Liability Act and the Pennsylvania Business Corporations Law authorize the indemnification set forth above if the actions of the person to be indemnified did not constitute willful misconduct or recklessness or, in the opinion of the registrant, self- dealing. The character of the conduct of the person to be indemnified shall be determined by members of the Board not parties to such litigation, independent counsel or the shareholders of the registrant. The obligation of the registrant to indemnify a director, officer, employee or agent under Article IV constitutes a contract between the registrant and such person, and no modification or repeal of any provision of Article IV will affect, to the detriment of the director, officer, employee or agent such obligations of the registrant in connection with a claim based in any act or failure to act occurring before such modification or repeal.

Item 8.  Exhibits.

The following exhibits are filed herewith:

Exhibit No.                                       Description

     5 Opinion of General Counsel regarding legality of securities being registered

     23(a)                    Consent of PricewaterhouseCoopers LLP

     23(b)                    Consent of General Counsel
                              (contained in opinion filed as Exhibit 5)

     24                       Powers of Attorney


Item 9.      Undertakings

1.         The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(i) and (a)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Lionville, Commonwealth of Pennsylvania, on the 10th day of July, 2003.
                       WEST PHARMACEUTICAL SERVICES, INC.

                       /s/ J. R. Gailey

                       John R. Gailey III, Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
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Signature                                                         Title                                 Date
----------------------------------------------- -------------------------------------------------- -----------------

/s/Donald E. Morel, Jr.                         Director, Chairman of the Board, President and
------------------------------------            Chief Executive Officer (principal executive
Donald E. Morel, Jr.                            officer)                                           July 10, 2003

/s/Linda R. Altemus                             Vice President and Chief Financial Officer
------------------------------------            (principal financial officer)                      July 10, 2003
Linda R. Altemus


/s/Joseph E. Abbott                             Vice President and Corporate Controller
------------------------------------            (principal accounting officer)                     July 10, 2003
Joseph E. Abbott

                  *                             Director
------------------------------------
Tenley E. Albright
                  *                             Director
------------------------------------
John W. Conway
                                                Director
------------------------------------
George W. Ebright
                  *                             Director
------------------------------------
L. Robert Johnson
                                                Director
------------------------------------
William H. Longfield
                  *                             Director
------------------------------------
John P. Neafsey
                                                Director
------------------------------------
Anthony Welters
                  *                             Director
------------------------------------
Geoffrey F. Worden
                  *                             Director
------------------------------------
* By:  /s/ JOHN R. GAILEY III
       ----------------------
        John R. Gailey III
        Attorney-in-Fact

                  *                             Director
------------------------------------
Robert C. Young
                  *                             Director
------------------------------------
Patrick J. Zenner

* By:  /s/ JOHN R. GAILEY III
       ----------------------
        John R. Gailey III
        Attorney-in-Fact

                                  Exhibit Index


         Exhibit No.                           Description

              5 Opinion of General Counsel regarding legality of securities being registered.

            23(a)              Consent of PricewaterhouseCoopers LLP

            23(b)              Consent of Corporate Counsel
                               (contained in opinion filed as Exhibit 5)

             24                Powers of Attorney